Exhibit 15.1

Consent of Independent Auditor

We consent to the incorporation by reference in the Registration Statements on Form F-3 (File No. 333-290523, File No. 333-290639 and File No. 333-291842) and Form S-8 (File No. 333-284174) of Rezolve AI plc of our report dated June 25, 2026, relating to the consolidated financial statements of Crownpeak Intermediate Holdings, Inc. and Subsidiaries, appearing in this Report of Foreign Private Issuer on Form 6-K.

/s/ SingerLewak LLP

San Jose, California

September 1, 2026